Exhibit 10.8

 ARTICLE ONE

SCOPE OF AGREEMENT

The purpose of this Agreement is to facilitate the business, scope and financial relationship by and between HCA and SOUTHWOOD, to restrict the confidentiality of information to the Parties and their necessary agents, to prevent circumvention of any of the Parties to protect all the Parties' interests and contemplated expectations, and to establish a revenue pool to be divided among HCA and SOUTHWOOD and their designees in the manner set forth herein.

ARTICLE TWO

TERMS OF ARRANGEMENT

2.1	HCA's wholly owned subsidiary, PCA, will be the administrator of all the Pharmacy Programs covered under this Agreement.

SOUTHWOOD will be a participating Pharmacy in PCA's Pharmacy Programs and will be responsible for dispensing medications and the pharmacy management of these programs.

2.2	HCA hereby agrees to submit all of its contract clients to PCA.

2.3
PCA hereby agrees to perform its services and fulfill its responsibilities as outlined in this Agreement. SOUTHWOOD hereby agrees to perform its services and fulfill their responsibilities, as outlined in this Agreement.

The Gross Margin and rebates of HCA contract clients will be divided 40% to HCA and 60% to SOUTHWOOD.

Note:

Dispensed medication will be delivered to contract clients patients (i.e., Boards of Education, Home Care Agencies, Nursing Homes, Assisted Living Home, etc. or to individual homes) as part of operating expense.

SOUTHWOOD will bill third parties, Pharmacy Benefit Managers (i.e., Medco, Caremark), and direct bill non-third parties.

2.4	The Parties must mutually agree to all initial and new expenses before they are implemented.

BCAISOUTHWOOD June 2009

ARTICLE THREE

TERMINATION OF AGREEMENT

3.1	This Agreement shall commence on the Effective Date, and shall continue enforce unless the PCA facility is operational.

3.2.1	Any Party may terminate their participation in this Agreement immediately, upon written notice to the other Party,

3.3	Upon the completion ofHCA's own facility (Closed Door Pharmacy), Southwood will transfer all patients to HCA and this agreement will be terminated.

ARTICLE FOUR

NOTICES

4.1
Unless otherwise provided in this Agreement, all notices required hereunder, including, without limitation, notice of intent to terminate this Agreement, shall be in writing and shall either be delivered in person or sent by (i) certified mail, return receipt requested, or (ii) overnight delivery by a nationally recognized overnight courier service, to the applicable business address of each party as set forth below:

to HCA at:

Healthcare Corporation of America
36 Kevin Drive, Suite 100
Flanders, New Jersey 07836

Attention: Gary J. Sekulski

To SOUTHWOOD Pharmacy at:
15 Route 516 West
Old Bridge, New Jersey 08857

Attention:

All notices shall be effective upon receipt by the notified party. Each party may change its respective address for the purpose of receiving notices under this Agreement by giving written notice to the other party.

ARTICLE FIVE

MISCELLANEOUS

HeA/SOUTHWOOD June 2009

5.1
Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws.

5.2
Entire Agreement. The provisions, terms and conditions of this Agreement represent the entire agreement between the parties in relation to the subject matter hereof, and this Agreement supersedes any other agreement, understanding or representation, verbal or otherwise, relative to the subject matter hereof, between the parties prior to the time of execution of this Agreement. This Agreement shall be binding upon the heirs, executors, administrators, successors, permitted assigns or transferees of each Party and its shareholders, if any. This Agreement may be amended only by a written instrument executed by all of the Parties.

5.3	IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/Gary Sekulski	/s/ Nitin Khandwala
Name: Gary Sekulski	Name: Nitin Khandwala
Title: Cheif Executive Officer	Title: Manager

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